UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)December 11, 2008

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410-2832

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, Duckwall-ALCO Stores, Inc. (the "Company") executed an Employment Agreement and an Incentive Stock Option Agreement, each incorporated into this Item 5.02 by reference, related to the employment of James Spencer as the Company's Senior Vice President of Operations.

Under the Employment Agreement, Mr. Spencer is an “at-will” employee of the Company. Mr. Spencer’s employment began as of December 15, 2008 and continues until such employment is terminated by either party under Section 5 of the Employment Agreement. Under the Employment Agreement, Mr. Spencer is to be paid a base salary of $215,000.00. Mr. Spencer is also eligible to participate in any bonus plans implemented by the Company pursuant to Section 3(b) of the Employment Agreement. The Employment Agreement further provides customary benefits and vacation features.

The Incentive Stock Option Agreement allows Mr. Spencer to participate in the Company's Incentive Stock Option Plan dated May 22, 2003. Under the terms of this Agreement, Mr. Spencer is granted the right to buy 30,000 shares of the Company at a price equal to $10.00 per share. The Grant Date of the options is December 15, 2008. The aforementioned options vest in four equal annual installments beginning December 15, 2009. The options shall expire five years from the Grant Date.

The Company issued a press release announcing the hiring of Mr. Spencer on December 11, 2008. A copy of the press release is furnished herewith as Exhibit 99.3, and is incorporated herein by reference.

Mr. Spencer, who was age 41 at the time he entered into the Employment Agreement and the Incentive Stock Option Agreement, has more than 15 years of store operations and retail management experience. For the last five years, Mr. Spencer served as the Senior Vice President of Development & Business Transformation, The Seiyu Ltd. (WMT International), Vice President of International Operations, Senior Director of International Operations, and District Manager of U. S. Operations for Wal-Mart, Inc. None of the previous business entities which Mr. Spencer has been employed by are a parent, subsidiary or an affiliate of the Company.

Other than arrangements or understandings with directors and officers of the Company acting solely in their capacity as such, there are no arrangements or understandings between Mr. Spencer and any other persons naming Mr. Spencer as an officer. There are no familial relationships between Mr. Spencer and any other officer or director of the Company. Since January 29, 2007, Mr. Spencer nor any immediate family member of Mr. Spencer has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Spencer or any immediate family member had or will have a direct or indirect material interest.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is an Employment Agreement executed on December 15, 2008, by the Company and Mr. Spencer. Attached as Exhibit 99.2, and incorporated into this Item 7.01 by reference, is an Incentive Stock Option Agreement executed on December 15, 2008, by the Company and Mr. Spencer. Attached as Exhibit 99.3, and incorporated into this Item 7.01 by reference, is a press release issued on December 11, 2008 by the Company.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Employment Agreement dated December 15, 2008.
99.2	Incentive Stock Option Agreement dated December 15, 2008
99.3	Press Release dated December 11, 2008, furnished solely for the purpose of incorporation by reference into Items 5.02 and 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: December 16, 2008	By:/s/ Larry Zigerelli
Larry Zigerelli
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Employment Agreement dated December 15, 2008.
99.2	Incentive Stock Option Agreement dated December 15, 2008.
99.3	Press Release dated December 11, 2008, furnished solely for the purpose of incorporation by reference into Items 5.02 and 7.01.